                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Tribune Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] TRIBUNE



                       NOTICE OF THE 2002 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                            Tribune Company
John W. Madigan
                                                            435 North Michigan
                                                            Avenue
Chairman and
                                                            Chicago, Illinois
                                                            60611-4060
Chief Executive Officer
                                                            fax: 312/222-9670
312/222-3123
                                                            e-mail:
                                                            jmadigan@tribune.com
[LOGO] TRIBUNE

Dear Shareholder:

You are invited to attend the 2002 Annual Meeting of Shareholders of Tribune Company. The meeting will be held on Tuesday, May 7, 2002 at 11:00 a.m., Central time, at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois.

At the meeting, we will report on Tribune's 2001 performance and address questions from shareholders. We will also ask you to vote on the matters set forth in the accompanying notice.

Two of our longest serving directors, Andrew McKenna and Arnold Weber, will retire at the 2002 Annual Meeting in accordance with Tribune's by-laws. With more than 33 years of board service between them, Andy McKenna and Arnie Weber have made tremendous contributions to Tribune and its shareholders as directors and long-time committee chairs. We greatly appreciate their efforts and wish them well in their future endeavors.

Since our last annual meeting, the board has added three new members, Jack Fuller, Robert Morrison and William Osborn. Jack Fuller, who is standing for election at this year's annual meeting, is the President of Tribune Publishing and has been with Tribune for nearly 30 years. Bob Morrison spent more than 14 years with Kraft, serving as CEO from 1994 to 1997, and currently serves as Chairman, President and CEO of Quaker Oats and as Vice Chairman of PepsiCo. Bill Osborn has served The Northern Trust Company for more than 30 years and since 1995 has been the Chairman and CEO of Northern Trust Corporation and The Northern Trust Company. We are fortunate to have these highly qualified executives serving Tribune shareholders.

Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Voting your shares by proxy will enable you to vote on the business to be transacted at the meeting whether or not you attend.

Sincerely,

/s/ John W. Madigan

March 28, 2002

[LOGO] TRIBUNE

                               -----------------

                              NOTICE OF THE 2002
                        ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

The 2002 Annual Meeting of Shareholders of Tribune Company will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois at 11 a.m., Central time, on Tuesday, May 7, 2002, for the purpose of considering and voting on the following matters:

  1.Election of five directors;

  2.Ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants;

  3.Reapproval of the performance criteria under the Tribune Company 1997
    Incentive Compensation Plan; and

  4.Such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on March 12, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof. Although an admission ticket is not required, you will be required to confirm your stock ownership prior to admission to the meeting. If you hold your shares through a broker, bank or other nominee, please bring a copy of a brokerage statement reflecting your stock ownership as of March 12, 2002.

Whether or not you plan to attend the meeting in person, we urge you to vote your shares on the Internet, by telephone or by mail. Instructions regarding all three methods of voting are contained on the enclosed proxy card or voting instruction card.

By Order of the Board of Directors

CRANE H. KENNEY
Senior Vice President, General Counsel
and Secretary

March 28, 2002


                           WEBCAST OF ANNUAL MEETING

      A live Webcast of the meeting will be available at www.tribune.com

[LOGO] TRIBUNE

                           435 North Michigan Avenue
                            Chicago, Illinois 60611

                               -----------------

                                PROXY STATEMENT

                               -----------------

This proxy statement contains information relating to the 2002 Annual Meeting of Shareholders of Tribune Company to be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois on Tuesday, May 7, 2002 at 11 a.m., Central time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of the 2002 Annual Meeting of Shareholders. This proxy statement and the accompanying forms of proxy and voting instruction cards are being delivered to shareholders on or about March 28, 2002. The Tribune Board of Directors is making this proxy solicitation.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon matters outlined in the accompanying Notice of the 2002 Annual Meeting of Shareholders, including the election of directors, the ratification of the Board's selection of Tribune's independent public accountants and the reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan. In addition, management will report on Tribune's 2001 performance and respond to questions and comments from shareholders.

Who is entitled to vote?

Shareholders of record at the close of business on March 12, 2002 are entitled to vote at the meeting. On that date there were 300,080,061 shares of Tribune common stock and 1,076,968 shares of Tribune Series B preferred stock entitled to vote. With regard to all matters submitted to a vote at the meeting, each holder of a share of common stock is entitled to one vote and each holder of a share of Series B preferred stock, voting together as a single class with the common stock, is entitled to 18.32 votes. Holders of shares of Tribune's Series C preferred stock, Series D-1 preferred stock and Series D-2 preferred stock are not entitled to vote at the meeting.

Who can attend the meeting?

All shareholders as of March 12, 2002, or their duly appointed proxies, can attend. Seating, however, is limited and attendance at the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee) you will not be admitted to the meeting unless you bring a copy of a brokerage statement reflecting your stock ownership as of March 12, 2002.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the shares of Tribune common stock (including shares of Series B preferred stock, on an as-converted basis) outstanding on March 12, 2002 will constitute a quorum to conduct business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

Shareholders of record can vote in person or by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. To vote by telephone or the Internet, follow the instructions on the proxy card. Your shares will be voted as you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of the Board's selection of independent public accountants and the reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan.

You have the right to revoke your proxy at any time before the meeting by:

 . delivering a written notice of revocation to Tribune's corporate secretary; . voting in person by ballot at the meeting;
 . returning a later-dated proxy card; or . entering a new vote by telephone or the Internet.

If you hold shares in street name, your broker, bank or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or Internet voting options are available. You may not vote shares held in street name in person at the meeting unless you have a proxy executed in your favor by your broker, bank or other nominee.

How do I vote my shares in Tribune's Employee Stock Plans?

If you are a participant in the Tribune Company Employee Stock Ownership Plan (the "Tribune ESOP"), the Times Mirror Employee Stock Ownership Plan (the "Times Mirror ESOP"), the Tribune Company Employee Stock Purchase Plan (the "ESPP"), the Tribune Company Savings Incentive Plan (the "Tribune 401(k) Plan"), the Times Mirror Savings Plus Plan (the "Times Mirror 401(k) Plan"), or another 401(k) plan available to employees in your business unit (the "Other 401(k) Plans"), you are entitled to instruct the appropriate plan trustee or nominee how to cast the votes related to the shares you hold under these plans. Plan participants may give instructions to the appropriate plan trustee or nominee by mail, telephone or the Internet. To instruct the trustee or nominee by mail, complete, sign and date the enclosed voting instruction card and return it in the enclosed postage-paid envelope. To instruct the trustee or nominee by telephone or the Internet, follow the instructions on the voting instruction card.

Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to May 3, 2002 by delivering written notice to the trustee or nominee. The trustee or nominee will vote shares under these plans in accordance with instructions that it receives by May 3, 2002. Shares held in the Tribune ESOP, the Times Mirror ESOP, the Tribune 401(k) Plan, the Times Mirror 401(k) Plan or the Other 401(k) Plans for which no instructions are received by May 3, 2002 will be voted in the same proportion as the shares in each plan for which instructions were received. Shares related to the ESPP for which no instructions are received by May 3, 2002 will not be voted. Shares held by the Tribune ESOP or the Times Mirror ESOP not allocated to any participant accounts will be voted in the same proportion as the shares in such plans for which voting instructions are received.

How many shares are held by Tribune's Employee Benefit Plans?

As of the record date, March 12, 2002:

.. The Northern Trust Company, as trustee for the Tribune ESOP, held 1,897,588 shares of Tribune common stock, all of which were allocated to participant accounts, and 1,076,968 shares of Tribune Series B preferred stock, of which 896,014 shares were allocated to participant accounts;

.. Fidelity Management Trust Company, as trustee for the Times Mirror ESOP, held
  2,978,492 shares of Tribune common stock, all of which were allocated to participant accounts, and, as trustee of the Times Mirror 401(k) Plan, held 2,952,670 shares of Tribune common stock;

.. Vanguard Fiduciary Trust Company, as trustee of the Tribune 401(k) Plan, held
  3,054,712 shares of Tribune common stock, and as trustee of the Other 401(k) Plans, held 68,752 shares of Tribune common stock; and

.. Computershare Trust Company, Inc., as nominee of the ESPP, held 3,390,194 shares of Tribune common stock.

Who will count the vote?

EquiServe Trust Company, N.A., Tribune's transfer agent and registrar, will tabulate the votes and act as inspectors of election.

What are the Board's recommendations?

The Board recommends a vote FOR the election of the five nominees for director, FOR the ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants for the 2002 fiscal year and FOR the reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board's recommendations. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each matter to be voted on?

 . Election of Directors. Directors are elected by a plurality of all votes cast at the meeting. This means that the five nominees receiving the highest number of votes cast shall be elected. You do not have the right to cumulate votes in the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present at the meeting.
 . Other Proposals. The ratification of the Board's selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants, the reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan and the approval of any other matter that may be properly presented at the meeting require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the Board's selection of Pricewaterhouse Coopers LLP as Tribune's independent public accountants or the reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan will not be voted, although it will be counted for purposes of determining whether a quorum is present at the meeting. Accordingly, an abstention will have the same effect as a vote against such matter.

Proxies relating to street name shares that are not voted by brokers, banks or other nominees on one or more but not all matters will be treated as shares present for purposes of determining whether a quorum is present at the meeting, but will not be treated as shares present and entitled to vote at the meeting as to the matter or matters for which no vote was specified.

                                STOCK OWNERSHIP

Management Ownership

The following table shows the beneficial ownership of Tribune stock by each director and each executive officer named in the summary compensation table, and by all directors and executive officers as a group, in each case as of February 28, 2002. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                        Shares of Common Stock  Options Exercisable Shares of Preferred Stock
Name                   Beneficially Owned(1)(2)   within 60 days    Beneficially Owned(1)(3)
----                   ------------------------ ------------------- -------------------------
Jeffrey Chandler                   2,655(4)              8,000                   --
Dennis J. FitzSimons             400,652(5)            410,172                1,013
Jack Fuller                      250,664(5)            278,244                  914
Roger Goodan                       9,005(4)             34,000                   --
Donald C. Grenesko               214,537(6)            275,603                  956
Enrique Hernandez, Jr.             2,893                 4,000                   --
David D. Hiller                  219,845               240,741                  872
John W. Madigan                1,150,952(5)(6)       1,086,953                  765
Nancy Hicks Maynard               11,931                 8,000                   --
Andrew J. McKenna                195,899                28,000                   --
Robert S. Morrison                   771                    --                   --
James J. O'Connor                 46,886                 8,000                   --
William A. Osborn                  3,768(7)                 --                   --
Patrick G. Ryan                   16,539(6)             20,000                   --
William Stinehart, Jr.             4,045(4)             20,500                   --
Dudley S. Taft                    82,731                24,000                   --
Arnold R. Weber                   20,950                28,000                   --
Directors and
  Executive Officers
  as a group
  (23 persons)                 2,921,533(8)          3,194,469(8)             6,816

--------
(1) Each amount represents less than 1% of the class, unless otherwise noted.
(2) Includes shares beneficially owned under the Tribune 401(k) Plan and Tribune ESOP (including common stock into which Series B preferred stock allocated under the Tribune ESOP to the participants' accounts is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
(3) Represents shares of Series B preferred stock allocated to participants' accounts under the Tribune ESOP.
(4) Does not include 17,291,360 shares owned by Chandler Trust No. 1 and 19,012,775 shares owned by Chandler Trust No. 2 (see "Principal Shareholders").
(5) Does not include 39,589,876 shares owned by the Robert R. McCormick Tribune Foundation and 4,300,800 shares owned by the Cantigny Foundation (see "Principal Shareholders").
(6) Includes shares of common stock as to which beneficial ownership is disclaimed as follows: Mr. Grenesko, 1,120 shares; Mr. Madigan, 80,000 shares; and Mr. Ryan, 4,475 shares.
(7) Does not include 27,127,305 shares beneficially owned by Northern Trust Corporation (see "Principal Shareholders").
(8) Collectively, represents approximately 2% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Principal Shareholders

The following table sets forth information with respect to each person who is known to Tribune management to be the beneficial owner of more than 5% of any class of Tribune stock entitled to vote. All information is as of February 28, 2002, except as otherwise noted.

                                                                    Series B
                                           Common Stock          Preferred Stock
                                        ------------------     ------------------
                                        Number of     Percent   Number       Percent
       Name and Address of Owner         Shares       of Class of Shares    of  Class
 -------------------------------------- ----------    -------- ---------    ---------
 Robert R. McCormick Tribune Foundation 43,890,676     14.65%         --        --
 Cantigny Foundation (1)
    Room 770
    435 North Michigan Avenue
    Chicago, IL 60611
 The Chandler Trusts (2)                36,819,088     12.29%         --        --
    350 West Colorado Boulevard
    Suite 230
    Pasadena, CA 91105
 Northern Trust Corporation (3)
    50 South LaSalle Street
    Chicago, IL 60675                   27,127,305      8.56%  1,076,968       100%

--------
(1) The Robert R. McCormick Tribune Foundation owned 39,589,876 shares and the Cantigny Foundation owned 4,300,800 shares. The investment and voting power of each of the Robert R. McCormick Tribune Foundation and the Cantigny Foundation is vested in a board of five directors, consisting of Dennis J. FitzSimons, Jack Fuller, John W. Madigan and two former Tribune officers.
(2) The trustees of Chandler Trust No. 1 shared voting and dispositive power with respect to 17,291,360 shares and the trustees of Chandler Trust No. 2 shared voting and dispositive power with respect to 19,012,775 shares. In addition, certain trustees held sole voting and dispositive power with respect to shares of Tribune common stock, as follows: Gwendolyn Garland Babcock, 1,032 shares; Jeffrey Chandler, 10,655 shares; Camilla Chandler Frost, 427,662 shares; Roger Goodan, 43,005 shares; William Stinehart, Jr., 24,545 shares; and Warren B. Williamson, 8,054 shares (see "Board of Directors--Certain Relationships").
(3) Holdings are based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by Northern Trust Corporation, the parent company of The Northern Trust Company, in various fiduciary capacities. The Schedule 13G indicated that Northern Trust Corporation and its affiliates had sole voting power with respect to 5,725,651 shares; shared voting power with respect to 21,324,715 shares; sole dispositive power with respect to 5,886,006 shares; and shared dispositive power with respect to 21,032,123 shares. A total of 19,129,076 shares, or approximately 71% of the shares reported in the Schedule 13G, are deemed held by The Northern Trust Company in its capacity as trustee of the Tribune ESOP. These shares consist of 1,897,588 shares of Tribune common stock and an additional 17,231,488 shares of Tribune common stock into which the 1,076,968 shares of Tribune Series B preferred stock are convertible at the ratio of 16 common shares for each Series B preferred share. Ownership of Tribune stock attributed to The Northern Trust Company in its capacity as trustee of the Tribune ESOP is shared with the participants in the Tribune ESOP.

Related Transactions

Tribune and its subsidiary, Chicago Tribune Company, lease office space and, together with other Tribune business units, provide services to the Robert R. McCormick Tribune Foundation. During 2001, the Foundation paid $323,000 to Tribune business units for the leased space and services.

                          PROPOSALS TO BE VOTED UPON

ITEM 1--ELECTION OF DIRECTORS

Currently, the Board consists of 15 members and is divided into three classes. After the retirement of Andrew J. McKenna and Arnold R. Weber following the May 2002 Board meeting, the size of the Board will be reduced to 13 directors.

Directors generally hold office for staggered terms of three years, so that the term of one class expires at each annual meeting. Five directors will be elected at this year's annual meeting. The nominees receiving the highest number of votes cast at the meeting will be elected.

Unless contrary instructions are given, all proxies will be voted for the election of Jack Fuller, Roger Goodan, Enrique Hernandez, Jr., Patrick G. Ryan and Dudley S. Taft to hold office until the 2005 annual meeting. Information regarding each of the nominees and the other directors continuing in office is set forth on the following pages.

Each of the nominees is an incumbent director. If any of the nominees becomes unavailable for election, an event that is not now anticipated, proxy holders will vote for the election of a substitute nominee as may be selected by the Board.

The Board recommends a vote FOR the election of Jack Fuller, Roger Goodan, Enrique Hernandez, Jr., Patrick G. Ryan and Dudley S. Taft as Tribune directors.

ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected PricewaterhouseCoopers LLP to serve as Tribune's independent public accountants for 2002. PricewaterhouseCoopers LLP, or its predecessor, has audited and rendered its opinion on Tribune's financial statements for more than 50 years. Representatives of PricewaterhouseCoopers LLP will be present at this year's annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants.

ITEM 3--REAPPROVAL OF THE PERFORMANCE CRITERIA UNDER THE TRIBUNE COMPANY 1997 INCENTIVE COMPENSATION PLAN

At the 1997 Annual Meeting of Shareholders, Tribune shareholders approved the Tribune Company 1997 Incentive Compensation Plan (the "Incentive Plan"), pursuant to which incentive compensation is paid to Tribune executives and other key employees. We are now asking shareholders to reapprove the performance criteria under the Incentive Plan so that Tribune may maintain its full tax deduction for incentive compensation paid pursuant to the Incentive Plan for 2002 and thereafter. We are not amending or otherwise altering the Incentive Plan in any respect and are not asking you to approve any amendments to the Incentive Plan.

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year paid by Tribune to its chief executive officer and the four other most highly compensated executive officers, unless such compensation qualifies as "performance based compensation" under Section 162(m). To continue to qualify compensation paid under the Incentive Plan as "performance based compensation," the shareholders must reapprove the performance criteria under the Incentive Plan every five years.

The Incentive Plan permits grants of incentives in the form of stock options, annual bonuses and performance equity program awards. Although the Incentive Plan provides for performance equity program awards, no such awards are presently contemplated. The Governance and Compensation Committee of the Board administers the Incentive Plan, approves the selection of executives and other key employees for participation and determines the timing and amount of awards. The Governance and Compensation Committee also establishes the performance criteria and level of achievement relating to these criteria upon which annual bonus amounts and performance equity program awards are based. The maximum annual bonus payable for any fiscal year under Section 162(m) may not exceed the lower of 0.2% of Tribune's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal year or $2 million. The maximum number of shares payable as a performance equity program award for any fiscal year under Section 162(m) may not exceed 60,000. The Board may amend, suspend or modify the Incentive Plan at any time, except as limited by the terms of the Incentive Plan.

The Board recommends that the Governance and Compensation Committee be authorized to continue to base annual bonuses and performance equity program awards under the Incentive Plan on one or more of the following performance criteria: (a) shareholder value added, or SVA, (b) cash flow, (c) earnings per share, (d) EBITDA, (e) return on equity, (f) return on capital, (g) return on assets or net assets, (h) revenue growth, (i) income or net income, (j) cost control, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue and
(o) market share or circulation. These are the same performance criteria that the shareholders approved in 1997.

The Board recommends a vote FOR reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan.

                              BOARD OF DIRECTORS

The following descriptions of the business experience of our directors include the principal positions held by them from March 1997 to the date of this proxy statement.


[PHOTO]              Jeffrey Chandler
                     President and Chief Executive Officer of Chandler Ranch Co., one of
Jeffrey Chandler     the largest growers of avocados in California, since 1984; President and
                     Chief Executive Officer of Tri-Cities Broadcasting Inc., a radio broadcasting company, until April 1997. Class of 2004. Age: 60.
                     Director since 2000.

[PHOTO]              Dennis J. FitzSimons
                     President and Chief Operating Officer of Tribune Company since July
Dennis J. FitzSimons 2001; Executive Vice President of Tribune Company from January 2000 until July 2001; President of Tribune Broadcasting Company, a
                     subsidiary of Tribune Company, since May 1997; Executive Vice
                     President of Tribune Broadcasting Company until May 1997. Class of
                     2003. Age: 51. Director since 2000.

[PHOTO]              Jack Fuller (Nominee)
                     President of Tribune Publishing Company, a subsidiary of Tribune
Jack Fuller          Company, since May 1997; President of Chicago Tribune Company, a subsidiary of Tribune Company, and Publisher, Chicago Tribune, until
                     May 1997. Age: 55. Director since 2001.

[PHOTO]              Roger Goodan (Nominee)
                     Consultant to Schlumberger Limited, a global technology services
Roger Goodan         Company, since December 2001; Vice President of Schlumberger
                     Information Solutions from December 2000 until December 2001;
                     Executive in operations, engineering and finance positions throughout
                     Schlumberger since 1973; Director of The Times Mirror Company from
                     December 1998 through its merger into Tribune Company on June 12,
                     2000; Director of Hydril Company. Age: 56. Director since 2000.


[PHOTO]                Enrique Hernandez, Jr. (Nominee)
                       Chairman and Chief Executive Officer of Inter-Con Security Systems,
Enrique Hernandez, Jr. Inc., an international provider of high-end security and facility support services to government, utilities and industrial customers, since 1986;
                       Director of McDonald's Corporation, Nordstrom, Inc. and Washington
                       Mutual, Inc. Age: 46. Director since 2001.

[PHOTO]                John W. Madigan
                       Chairman and Chief Executive Officer of Tribune Company since July
John W. Madigan        2001; Chairman, President and Chief Executive Officer of Tribune
                       Company from January 1996 until July 2001; Previously served as
                       President of Tribune Publishing Company and as Publisher, Chicago
                       Tribune; Director of AT&T Wireless Services, Inc. and Morgan Stanley
                       Dean Witter & Co. Class of 2004. Age: 64. Director since 1975.

[PHOTO]                Nancy Hicks Maynard
                       President of Maynard Partners Incorporated, consultants in news media
Nancy Hicks Maynard    economics, since 1993; Chair of The Freedom Forum Media Studies
                       Center until September 1997; Director of the Economics of News
                       Project since September 1997; Member of the Global Business
                       Network; Previously served as Deputy Publisher and co-owner of the
                       Oakland Tribune. Class of 2004.  Age: 55. Director since 1995.

[PHOTO]                Robert S. Morrison
                       Vice Chairman of PepsiCo, Inc. since August 2001; Chairman, President
Robert S. Morrison     and Chief Executive Officer of The Quaker Oats Company since
                       October 1997; Chairman and Chief Executive Officer of Kraft Foods,
                       Inc., a division of Philip Morris Companies Inc., until October 1997;
                       Director of Aon Corporation and PepsiCo, Inc. Class of 2003. Age: 59.
                                                            Director since 2001.


[PHOTO]                James J. O'Connor
                       Retired Chairman and Chief Executive Officer of Unicom Corporation,
James O'Connor         a holding company, where he served from June 1994 until March 1998, and of Commonwealth Edison Company, an electric utility, where he served from 1980 until March 1998; Director of Corning Incorporated,
                       Smurfit-Stone Container Corporation and UAL Corporation. Class of
                       2004. Age: 65. Director since 1985.

[PHOTO]                William A. Osborn
                       Chairman and Chief Executive Officer of Northern Trust Corporation, a
William A. Osborn      multibank holding company, and its principal subsidiary, The Northern
                       Trust Company, since October 1995; Director of Caterpillar Inc., Nicor
                       Inc., Northern Trust Corporation and a Class A Director of the Federal
                       Reserve Bank of Chicago. Class of 2004. Age: 54. Director since 2001.

[PHOTO]                Patrick G. Ryan (Nominee)
                       Chairman and Chief Executive Officer of Aon Corporation since 1990;
Patrick G. Ryan        President and Chief Executive Officer of Aon Corporation from 1982 until April 1999; Director of Aon Corporation. Age: 64. Director since
                       1997.

[PHOTO]                William Stinehart, Jr.
                       Partner in the law firm of Gibson, Dunn & Crutcher LLP, where he has
William Stinehart, Jr. practiced since 1969; Director of The Times Mirror Company from
                       December 1991 through its merger into Tribune Company on June 12,
                       2000. Class of 2003. Age: 58. Director since 2000.

[PHOTO]                Dudley S. Taft (Nominee)
                       President and Director of Taft Broadcasting Company, an investor in
Dudley S. Taft         media and entertainment companies, since 1987; Director of CINergy
                       Corp., Fifth Third Bancorp, Southern Star Group and The Union Central
                       Life Insurance Company. Age: 61. Director since 1996.

Director Compensation

Directors who are not Tribune employees receive annual stock awards, stock options and meeting fees. Each outside director receives a basic stock award of shares of Tribune common stock on the day following each annual meeting. In addition, each outside director who serves as a chairman of a standing Board committee receives a supplemental stock award of shares of Tribune common stock on the same date. Each outside director also receives a $1,500 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended. Tribune reimburses directors for travel expenses incurred in attending meetings.

The basic stock awards and the supplemental stock awards are stated in dollars but are paid in shares of Tribune common stock. For 2001, the basic stock awards and the supplemental stock awards were calculated by dividing $50,000 and $6,000, respectively, by the fair market value of Tribune common stock on the day the awards were granted. The basic and supplemental stock awards for each outside director serving on the date of the 2001 annual meeting were calculated based on the fair market value of Tribune common stock on May 8, 2001, the date of the 2001 annual meeting, which was $43.08 per share. Both of the outside directors who joined the Board after the 2001 annual meeting received a prorated basic stock award based on the number of months remaining until the 2002 annual meeting and the fair market value of Tribune common stock on the day the director joined the Board.

Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with dividend or other deemed income, based on investment alternatives they select. Payment of deferred account balances will be made in one or more installments as elected by participating directors upon termination of Board service.

On the date of each annual meeting, each outside director is granted an option to purchase 4,000 shares of Tribune common stock at the fair market value of those shares on such date. On May 8, 2001, each then serving outside director was granted an option to purchase 4,000 shares of Tribune common stock at $43.08 per share, reflecting the fair market value of Tribune common stock on that date. Each option was granted for a term of ten years and became exercisable six months and one day after the date it was granted.The two outside directors who joined the Board after the 2001 annual meeting did not receive these stock options. Options are not transferable, other than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of the tenth anniversary of the date of grant or the third anniversary of the date such individual ceases to be a director.

In the event of a change in control of Tribune, all director options become immediately exercisable. A "change in control" occurs upon:

 . the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities;

 . a change in the composition of the Board whereby the individuals who as of May 6, 1997 constituted the Board cease to constitute at least a majority of the Board without approval of the Board; or

 . the consummation of a merger or reorganization of Tribune where the shareholders of Tribune prior to the merger or reorganization do not own more than 50% of the reorganized company.

Stock Ownership Guideline

Effective March 1, 2000, Tribune established a stock ownership guideline for its outside directors. The suggested stock ownership level is five times the most recent annual stock award paid to outside directors. Based on the 2001 annual stock award of $50,000, the present guideline is $250,000. Outside directors are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Tribune shares held in deferred compensation accounts are counted in satisfying the guideline but unexercised stock options are not. Tribune believes that this guideline has the positive effect of further aligning the interests of Tribune's outside directors with those of its shareholders. All of Tribune's outside directors presently satisfy the suggested stock ownership level, taking into account their years of Board service.

Certain Relationships

Three members of the Board, Jeffrey Chandler, Roger Goodan and William Stinehart, Jr., are trustees of two trusts known as the "Chandler Trusts." Mr. Chandler and Mr. Goodan are also beneficiaries of these trusts. The Chandler Trusts were the principal shareholders of The Times Mirror Company prior to the merger of Times Mirror into Tribune on June 12, 2000. In connection with the merger, the Chandler Trusts exchanged their Times Mirror common stock for 36,304,135 shares of Tribune common stock and Tribune amended its by-laws to allow the Chandler Trusts to nominate three directors. Messrs. Chandler, Goodan and Stinehart were the Chandler Trusts' initial nominees and became directors of Tribune following the merger. Mr. Chandler and Mr. Goodan are cousins (see "Stock Ownership--Principal Shareholders").

In 1997, the Chandler Trusts and Times Mirror entered into a transaction which, through the formation of a limited liability company, enabled Times Mirror to retire for accounting purposes a substantial block of Times Mirror stock. Times Mirror contributed to the limited liability company real property used in its business operations and cash and the Chandler Trusts contributed Times Mirror stock. Times Mirror leased back the real property under long-term leases. Upon completion of the merger of Times Mirror into Tribune, Tribune assumed these leases and the Times Mirror stock held by the limited liability company was converted into Tribune stock. In 2001, $19,333,000 of the lease payments and $4,641,000 in dividends received on the Tribune stock held by the limited liability company were allocated to the Chandler Trusts.

Mr. Stinehart is a partner in the law firm of Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher LLP was external corporate counsel to Times Mirror and has provided legal services to Tribune since the merger. In 2001, Tribune paid $1,344,000 to Gibson, Dunn & Crutcher LLP in consideration for such services.

William A. Osborn is Chairman and Chief Executive Officer of The Northern Trust Company. In 2001, Tribune and certain of its employee benefit plans paid The Northern Trust Company $558,000 for trust and custody services, investment and cash management, and bank credit facility fees.

Compensation Committee Interlocks and Insider Participation

Roger Goodan, Enrique Hernandez, Jr., Andrew J. McKenna, Kristie Miller, Robert
S. Morrison, James J. O'Connor and Patrick G. Ryan served as members of the governance and compensation committee during the fiscal year ended December 30, 2001. Ms. Miller retired from board service in May 2001.

Mr. McKenna, chairman of the governance and compensation committee, served as an officer of Chicago National League Ball Club, Inc., the Tribune subsidiary that owns the Chicago Cubs, from August 1981 to December 1984. Since 1984, Mr. McKenna's sole position with Tribune has been that of an outside director.

Aon Corporation and its subsidiaries received brokerage commissions and fees in 2001 of $851,000 for obtaining certain insurance for Tribune and its subsidiaries. Mr. Ryan is Chairman and Chief Executive Officer of Aon Corporation.

Meetings and Committees of the Board

The Board held six meetings during 2001. No director attended fewer than 75% of the total number of meetings of the Board and its committees on which he or she served during 2001. The Board has standing Audit, Governance and Compensation, Executive and Finance Committees.

Audit Committee

The function of the Audit Committee includes reviewing and monitoring Tribune's financial reporting and accounting practices, meeting with representatives of Tribune's management, independent accountants and internal auditors to discuss financial reporting, accounting and internal control matters, reviewing the audited financial statements and reviewing recommendations made by the independent accountants with respect to accounting methods, organization and operations and internal controls. The Audit Committee operates under a written charter that was initially adopted by the Board in February 2000 and that is annually reviewed by the Audit Committee. The current charter is attached as Appendix A.

Jeffrey Chandler, Nancy Hicks Maynard, William A. Osborn, William Stinehart, Jr., Dudley S. Taft and Arnold R. Weber (chairman) serve on the Audit Committee. The Board has determined that all members of the Audit Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Audit Committee met seven times during 2001.

Governance and Compensation Committee

The function of the Governance and Compensation Committee includes reviewing the compensation for Tribune's chief executive officer, consulting with the chief executive officer with respect to the compensation of other Tribune executives and administering and determining awards under Tribune's incentive compensation and other employee benefit plans. This committee also identifies and proposes Board candidates and will consider nominees recommended by shareholders if submitted in accordance with procedures set forth under the caption "Shareholder Proposals For 2003 Annual Meeting." The Governance and Compensation Committee also has other responsibilities relating to corporate governance, including studying Board size and composition and committee structure and membership. Roger Goodan, Enrique Hernandez, Jr., Andrew J. McKenna (chairman), Robert S. Morrison, James J. O'Connor and Patrick G. Ryan serve on the Governance and Compensation Committee. The Governance and Compensation Committee met seven times during 2001.

Executive Committee

The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the authority of the Board between meetings. Dennis J. FitzSimons, John W. Madigan (chairman) and Messrs. McKenna, Ryan, Stinehart and Weber serve on the Executive Committee. The Executive Committee did not meet during 2001.

Finance Committee

The function of the Finance Committee includes reviewing with management the capital needs of Tribune and its subsidiaries and providing consultation on major borrowings and proposed issuances of debt and equity securities. Ms. Maynard and Messrs. Chandler, Osborn, Stinehart (chairman), Taft and Weber serve on the Finance Committee. The Finance Committee met once during 2001.

                                AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee is responsible for reviewing and monitoring Tribune's financial reporting and accounting practices. It meets with representatives of Tribune's management, independent accountants and internal auditors to discuss financial reporting, accounting and internal control matters. The Audit Committee also reviews with Tribune's internal auditors and independent accountants the overall scope and plans for their respective audits. The internal auditors and independent accountants have direct access to the Audit Committee.

Management is responsible for the preparation, integrity and fair presentation of Tribune's consolidated financial statements and related financial information. Management is also responsible for establishing and maintaining a system of internal control designed to provide reasonable assurance to Tribune's management and the Board regarding the preparation of reliable published financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management Tribune's audited consolidated financial statements for the fiscal year ended December 30, 2001 and discussed the quality, not just the acceptability, of Tribune's financial reporting and accounting practices.

The independent accountants are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the internal auditors and independent accountants the results of their examinations and their evaluations of Tribune's internal controls. The Audit Committee also reviewed with the independent accountants their judgments as to the quality, not just the acceptability, of Tribune's financial reporting and discussed the matters described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent accountants their independence from management and Tribune, and reviewed the accountants' written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

In addition to conducting the audit of Tribune's consolidated financial statements, the independent accountants provided other non-audit related services to Tribune during fiscal year 2001. The Audit Committee reviewed the non-audit services provided by the independent accountants and determined that the provision of these services is compatible with the maintenance of their independence from management and Tribune.

The Board accepted the Audit Committee's recommendation that the audited consolidated financial statements for the fiscal year ended December 30, 2001 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board also accepted the Audit Committee's recommendation that Tribune's independent accountants be reappointed for fiscal year 2002.

                 Jeffrey Chandler    William Stinehart, Jr.
                 Nancy Hicks Maynard Dudley S. Taft
                 William A. Osborn   Arnold R. Weber, Chairman

Fees Paid to Independent Accountants

The fees for all services provided by the independent accountants during 2001 are shown below.

Audit Fees
   Fees for the fiscal year 2001 audit of Tribune's annual consolidated financial statements and reviews of Forms 10-Q..................... $  875,000
                                                                         ==========
Financial Information Systems Design and Implementation Fees............ $        0
                                                                         ==========
All Other Fees
   Employee benefit plan audits and filings............................. $  480,000
   Income tax services..................................................    543,000
   Claim support services...............................................    492,000
                                                                         ----------
       Total............................................................ $1,515,000
                                                                         ==========

                            EXECUTIVE COMPENSATION

Governance and Compensation Committee Report on Executive Compensation

Overview

Tribune seeks to offer compensation that will attract and retain top-quality management employees and that reflects competitive conditions in the lines of business and geographic areas in which Tribune operates. Elements of compensation are designed to reflect the performance of Tribune and the employee. Tribune's compensation package for executives and other key employees generally consists of salary, annual incentive bonus, stock options and other benefits.

Tribune executives and other key employees are eligible to receive annual incentive bonuses and stock options pursuant to the Tribune Company 1997 Incentive Compensation Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to provide incentives to executives and other key employees to increase the value of Tribune's common stock, to reward performance and to ensure competitive compensation. Shareholder Value Added, or SVA, is used to measure corporate performance because of the close association between increases in SVA and increases in the return on investment for our shareholders. SVA is defined as after-tax profit less a charge for the average capital invested. After-tax profit equals operating profit, plus equity income
(loss), amortization of intangible assets and interest income on notes receivable, less taxes. Capital equals equity plus debt and deferred liabilities.

Due to prevailing economic conditions in 2001, most Tribune business units did not achieve their SVA goals. Thus, 2001 compensation for most executives and other key employees consisted only of salary, stock options and other benefits, and did not include an annual incentive bonus.

Salaries

Salary levels for executive positions are set so as to reflect the duties and level of responsibilities inherent in the positions. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies representing a broad cross-section of American business and cover more companies than are included in the two indices used in the performance graph appearing later in this proxy statement. Each set of data used is selected because it is believed to be the best available for its intended purpose. The Governance and Compensation Committee (the "Committee") sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting the salaries of executives and other key employees. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

Salaries are reviewed annually and at the time of promotions. Performance, contribution of the individual to Tribune and market competitiveness are the primary criteria influencing salary adjustments. Salary changes reflect Tribune's performance to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions in connection with the annual salary review. The sources of the data used vary from executive to executive based on the availability of comparable information relative to each position. Salaries of all executives and other key employees are reviewed early in the year and changes are made effective as of the end of February.

The salary of John W. Madigan, Tribune's Chairman and Chief Executive Officer, was increased by approximately $150,000 to $1 million, effective February 13, 2001. For the reasons described in the next paragraph, in January 2002 Mr. Madigan's salary was reduced by five percent to $950,000.

In November 2001, Tribune adopted several cost-saving and expense reduction initiatives in response to economic conditions. These initiatives included reducing the salaries of approximately 140 executives by five percent and freezing the salaries of all other non-union employees. The salary reductions and freeze became effective January 1, 2002. In order to partially compensate those directly impacted by these initiatives, eligible Tribune employees whose salaries were frozen and most executives whose salaries were reduced were awarded stock options. The six most highly compensated executives did not receive these options.

Annual Incentive Bonus

Tribune's annual management incentive program provides executives and other key employees the opportunity to earn an annual incentive bonus based on their performance and the financial performance of their business unit, group or Tribune as a whole. SVA is generally used as the financial performance measure for determining annual incentive bonuses. In February 2001, the Committee established the 2001 minimum and maximum SVA goals for Tribune and each business unit or group. The Committee also established target bonus levels, stated as a percentage of year-end salary, for each executive and other key employee, based on his or her level of responsibility.

The aggregate of all annual incentive bonuses awarded to executives and other key employees within a specific business unit or group is generally established by multiplying the target bonuses for all participants within that business unit or group by the respective level of performance toward the established SVA goals. In February 2001, the Committee established an award scale, with 40% of the target bonus pool earned if the minimum SVA goal was achieved and up to 200% of the target bonus pool earned if the maximum SVA goal was achieved. The 2001 bonus pool for the Interactive group was based on measurements other than SVA such as revenue growth, operating results and audience reach, because at its early stage of development, Interactive does not generate SVA.

Only seven of Tribune's 42 business units achieved their goals in 2001. For those business units meeting their goals, bonus awards were allocated to eligible executives or key employees at the discretion of the business unit leader, subject to the approval of the president of the business group and Mr. Madigan. Executives and other key employees in business units that achieved their goals received bonuses in accordance with the award scale established by the Committee in February 2001. In order to compensate those who exhibited outstanding performance in 2001 despite the failure of their business unit or group to achieve its goals, the Committee granted stock options to a limited number of executives and key employees, not including any of the executives named in the summary compensation table.

Due to the difficult economic conditions in 2001, Tribune did not meet its corporate goals set in February 2001. As a result, Mr. Madigan and the other executives named in the summary compensation table did not receive bonuses for 2001.

Stock Options

Tribune for many years has used stock options as long-term incentives for executives and other key employees. Stock options are used because they directly relate the amounts earned by the executives and other key employees to the amount of appreciation realized by Tribune shareholders over comparable periods. Stock options also provide executives and other key employees with the opportunity to acquire and build an ownership interest in Tribune. The Incentive Plan provides for a ten-year exercise period for stock options and gives the Committee the ability to modify the vesting schedule for stock option grants. Option grants under the Incentive Plan generally vest in equal annual installments over a period of four years from the grant date.

The Committee considers stock option awards on an annual basis in February. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the ability of the executive or other key employee to influence Tribune's long-term performance. The number of options previously awarded to and held by executives is also reviewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased based on an evaluation of the individual's performance, but the Committee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to individual executives or other key employees.

In February 2001, the Committee awarded Mr. Madigan a nonqualified stock option to purchase 400,000 shares at the current fair market value of the stock, which was then $40.18. The award was higher than the number of shares that had been awarded to Tribune's chief executive officer in recent years in recognition of Mr. Madigan's leadership of Tribune in connection with the acquisition and integration of The Times Mirror Company.

To encourage stock ownership by executives and other key employees, replacement stock options ("replacement options") may be granted simultaneously with the exercise of the original stock option. Replacement options are intended to encourage executives and other key employees to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership. Replacement options are granted when an executive or other key employee exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Replacement options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a replacement option is the fair market value on the date of its grant rather than the option price of the original option and replacement options do not become exercisable until one year after award. The grant of replacement options does not result in an increase in the total combined number of shares and options held by an employee. Mr. Madigan received 143,674 replacement options during 2001 based on his exercise of previously awarded options.

Other Benefits

Executives and other key employees participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs, such as the various employee benefit plans under which employees may purchase or be awarded Tribune stock, provide employees with the opportunity to acquire Tribune stock. Tribune also maintains a supplemental defined contribution plan for employees who earn salaries in excess of the limit imposed by the Internal Revenue Code, to replace contributions lost by the imposition of such limit. Executives and other key employees also receive certain traditional benefits and perquisites that are customary for their positions.

Stock Ownership Guidelines

The Committee believes that stock ownership guidelines for Tribune's executives and other key employees have the positive effect of further aligning the interests of Tribune's executives and other key employees with those of its shareholders. The guidelines generally range from a high of ten times annual salary in the case of Mr. Madigan to two times annual salary. Individuals are expected to achieve the suggested ownership level over a six-year period in equal annual increments. Shares held in Tribune benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. All of the executives named in the summary compensation table have achieved their suggested stock ownership levels. For 2001, the stock ownership guidelines applied to approximately 184 individuals.

Tax Deductibility of Executive Compensation

The Internal Revenue Code imposes a $1 million limit on the tax deduction for certain executive compensation payments. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the $1 million deduction limit established by Section 162(m) of the Internal Revenue Code. In 2001, the Committee granted awards pursuant to the Incentive Plan that were not subject to the deduction limit. The Committee intends to continue to grant awards pursuant to the Incentive Plan that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Roger Goodan
Enrique Hernandez, Jr.
Andrew J. McKenna, Chairman
Robert S. Morrison
James J. O'Connor
Patrick G. Ryan

Summary Compensation Table


                                     Annual Compensation      Long-Term Compensation
                                 ----------------------------------------------------

                                                                Awards     Payouts
                                                              -----------------------

                                                              Securities
                                                              Underlying     LTIP       All Other
Name and Principal Position Year Salary(1)   Bonus     Other  Options(2)  Payouts(3) Compensation(4)
----------------------------------------------------------------------------------------------------
John W. Madigan             2001 $977,130      --     $48,789   543,674       --        $103,912
 Chairman and               2000  846,311  $3,000,000  31,464   421,500       --         113,765
 Chief Executive Officer    1999  813,761   1,750,000  20,838 1,124,382   $1,047,510     168,054
----------------------------------------------------------------------------------------------------
Dennis J. FitzSimons        2001  731,007      --       5,544   273,496       --          78,179
 President and              2000  623,154     700,000   5,679   205,041       --          84,216
 Chief Operating Officer    1999  502,462     550,000   7,748   368,876      618,309     105,008
----------------------------------------------------------------------------------------------------
Jack Fuller                 2001  560,231      --       7,225   157,460       --          60,311
 President, Tribune         2000  476,077     500,000   6,362   136,767       --          64,740
 Publishing Company         1999  457,231     300,000   6,820   285,806      484,358      95,126
----------------------------------------------------------------------------------------------------
Donald C. Grenesko          2001  461,923      --         553   135,218       --          50,029
 Senior Vice President/     2000  385,692     400,000   1,274   128,925       --          52,772
 Finance and Administration 1999  359,692     340,000   1,023   290,643      461,183      75,175
----------------------------------------------------------------------------------------------------
David D. Hiller             2001  403,615      --       2,104   155,218       --          42,441
 President,                 2000  394,538     450,000     981   174,891       --          53,943
 Tribune Interactive        1999  378,615     360,000   1,553   238,664      486,675      79,046

--------
(1) Amounts represent salary compensation for 52 weeks for fiscal years 2001 and 1999 and 53 weeks for fiscal year 2000.
(2) Amounts represent new options and replacement options to purchase shares of common stock granted during fiscal years 2001, 2000 and 1999. New options granted in fiscal years 2001, 2000 and 1999 were as follows: Mr. Madigan, 400,000, 260,000 and 260,000, respectively; Mr. FitzSimons, 215,000, 140,000 and 104,000, respectively; Mr. Fuller, 125,000, 85,000 and 84,000, respectively; Mr. Grenesko, 100,000, 80,000 and 70,000, respectively; and Mr. Hiller, 120,000, 80,000 and 70,000, respectively.
(3) Amounts represent the value of performance equity program stock awards paid as of February 15, 2000, based upon achievement of established SVA goals for fiscal years 1997 through 1999. No further awards under the performance equity program are contemplated.
(4) The amounts reported in this column for fiscal year 2001 consist of $17,799 allocated to each of the named executive officers under the Tribune ESOP, matching contributions of $1,700 credited to each of the named executive officers under the Tribune 401(k) Plan and allocations under the supplemental defined contribution plan as follows: Mr. Madigan, $84,413; Mr. FitzSimons, $58,680; Mr. Fuller, $40,812; Mr. Grenesko, $30,530; and Mr. Hiller, $22,942.

Option Grants in Last Fiscal Year

The following table presents information on stock options granted during the fiscal year ended December 30, 2001. The grant of a replacement option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a replacement option does not result in an increase in the total combined number of shares and options held by an employee.


                                                     Individual Grants
                     ----------------------------------------------------------------------------------

                                           % of Total
                                            Options
                     Number of Securities  Granted to
                      Underlying Options  Employees in Exercise Price                    Grant Date
        Name              Granted(1)      Fiscal Year    Per Share    Expiration Date Present Value(2)
------------------------------------------------------------------------------------------------------
John W. Madigan        New Grant 400,000      4.44%        $40.18        02/13/11        $5,295,720
                     Replacement Options
                                  56,621      0.63          41.74        02/16/09           548,465
                                  43,923      0.49          40.95        07/29/07           417,413
                                  43,130      0.48          41.64        07/29/07           416,782
------------------------------------------------------------------------------------------------------
Dennis J. FitzSimons   New Grant 215,000      2.39          40.18        02/13/11         2,846,450
                     Replacement Options
                                  22,886      0.25          40.87        02/16/09           217,067
                                  17,968      0.20          40.95        07/29/07           170,755
                                  17,642      0.20          41.64        07/29/07           170,482
------------------------------------------------------------------------------------------------------
Jack Fuller            New Grant 125,000      1.39          40.18        02/13/11         1,654,913
                     Replacement Options
                                  18,485      0.21          40.87        02/16/09           175,325
                                  13,975      0.16          40.95        07/29/07           132,809
------------------------------------------------------------------------------------------------------
Donald C. Grenesko     New Grant 100,000      1.11          40.18        02/13/11         1,323,930
                     Replacement Options
                                  15,436      0.17          40.70        02/16/09           145,798
                                   9,981      0.11          40.95        07/29/07            94,852
                                   9,801      0.11          41.64        07/29/07            94,711
------------------------------------------------------------------------------------------------------
David D. Hiller        New Grant 120,000      1.33          40.18        02/13/11         1,588,716
                     Replacement Options
                                  15,436      0.17          40.70        02/16/09           145,798
                                   9,981      0.11          40.95        07/29/07            94,852
                                   9,801      0.11          41.64        07/29/07            94,711

--------
(1) Includes both new options and replacement options to purchase Tribune common stock granted under the Incentive Plan and preceding plans. All options permit the optionee to pay the exercise price with Tribune common stock owned for six months and to pay withholding tax with shares acquired on exercise. Tribune has a policy to award replacement options to executives who exercise options in this manner at a time when the closing stock price as reported on the New York Stock Exchange Composite Transactions list is at least 25% above the exercise price. New options are generally exercisable in four equal annual installments after award and replacement options are exercisable one year after award. In addition, both new and replacement options are exercisable immediately upon a change in control of Tribune. Replacement options are awarded upon exercise of a nonqualified option with payment made with previously owned Tribune common stock. A replacement option has a term equal to the remaining term of the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.

(2) Values calculated using the Black-Scholes option pricing model applied as of the grant date. The weighted-average assumptions used to calculate these values for the new grants and the replacement options, respectively, are as follows: risk-free interest rates of 4.97% and 4.61%; expected dividend yields of 1.0% and 1.0%; expected lives of five and two years (unless, with respect to replacement options, the actual life is less than two years); and expected stock price volatility of 31.32% and 37.33%. The actual values may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table presents information regarding the aggregate option exercises and year-end option values for each of Messrs. Madigan, FitzSimons, Fuller, Grenesko and Hiller for the fiscal year ended December 30, 2001.

                                              Number of Securities      Value of Unexercised
                      Number of              Underlying Unexercised     In-the-Money Options
                       Shares                   Options at FY-End           at FY-End(2)
                     Acquired on   Value    ----------------------------------------------------
        Name         Exercise(1)  Realized  Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------------------------
John W. Madigan        168,816   $1,837,109   927,832      931,174     $573,706     $948,075
Dennis J. FitzSimons    93,259      887,249   323,536      455,496       87,250      379,230
Jack Fuller             62,848      578,922   242,791      283,210      141,480      305,630
Donald C. Grenesko      89,276      706,994   230,167      245,218       52,350      248,875
David D. Hiller         41,094      425,543   190,305      265,218       52,350      248,875

--------
(1) Represents aggregate number of shares underlying options exercised. The number of shares of Tribune common stock acquired upon the exercise of options in 2001 for each of the above officers was offset by the number of existing or newly acquired shares of Tribune common stock the officer used to pay the exercise price and/or the applicable withholding tax. The net number of shares of Tribune common stock actually acquired by each of the above officers as a result of option exercises in 2001 was as follows: Mr. Madigan, 25,142 shares; Mr. FitzSimons, 12,027 shares; Mr. Fuller, 30,388 shares; Mr. Grenesko, 54,058 shares; and Mr. Hiller, 5,876 shares.
(2) Based on a closing stock price of $37.74 per share on December 28, 2001, the last trading day of Tribune's fiscal year.

Pension Plan Information

The executive officers named in the summary compensation table participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). Because the Internal Revenue Code places certain limitations on the amount of pension benefits that may be paid under qualified plans, any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The plans were amended in 1989 and the estimated benefits the executive officers named in the summary compensation table may receive depend on which Tribune entity employed the individual prior to the amendments. The pension benefits are not subject to any deduction for social security or other offset amounts. Such amounts are estimated on the assumption that the executive will commence receiving benefits at age 65 and that the executive will receive pension benefits in the form of a life annuity with no surviving benefits.

Until December 31, 1998, the annual pension benefit under the plans, taken together, was generally determined by the executive's credited years of service (up to a maximum of 35 years) multiplied by a percentage of the executive's final average compensation (compensation during the final five years of employment). The Pension
Plan and the Supplemental Plan were frozen at December 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. The executive officers named in the summary compensation table will be entitled to receive under the Pension Plan and the Supplemental Plan annual benefits upon retirement at age 65 as follows: Mr. Madigan, $227,642; Mr. FitzSimons, $108,498; Mr. Fuller, $114,126; Mr. Grenesko,
$79,852; and Mr. Hiller, $53,972.

Severance Arrangements

Tribune maintains a Transitional Compensation Plan For Executive Employees, which provides termination benefits to key executives of Tribune and its subsidiaries who, without cause, are terminated or experience a reduction in the compensation or benefits or a change in the city in which they are required to work, within 36 months following a change in control. This plan also provides that certain participants may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan.

For the purposes of this plan, a "change in control" means:

 . the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities;

 . a change in the composition of the Board whereby the individuals who as of December 7, 1998 constituted the Board cease to constitute at least a majority of the Board without approval of the Board; or

 . consummation of a merger or reorganization of Tribune where the shareholders of Tribune prior to the merger or reorganization do not own more than 50% of the reorganized company.

Benefits under this plan include:

 . payment in cash equal to three times (in certain cases two times) the sum of
   (i) the highest annual rate of the executive's base salary in effect within three years of the date of the executive's termination and (ii) 200% of the executive's target bonus payable for the year in which the change in control occurs;

 . outplacement services; and

 . continuation of life, health and disability insurance.

In addition, the plan provides that Tribune will reimburse the executive for any excise tax that results from payments upon termination being treated as excess parachute payments under federal income tax law. Each of the executive officers named in the summary compensation table is covered by the plan.

All stock options granted to executives become immediately vested and exercisable upon a change in control of Tribune as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described above.

Performance Graph

The following graph compares the five-year cumulative return on Tribune common stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. The Standard and Poor's Newspaper Publishing Group Index includes Tribune Company, Dow Jones & Company, Gannett Co., Inc., Knight-Ridder, Inc. and The New York Times Company. Tribune is also included in the Standard and Poor's 500 Stock Index.

                                    [CHART]
                        S&P
                        Newspaper
         Tribune        Publishing      S&P
         Company        Group           500
1996     $100.00        $100.00         $100.00
1997     $159.47        $156.50         $133.10
1998     $170.82        $160.07         $170.82
1999     $286.88        $219.43         $206.50
2000     $222.21        $188.33         $187.85
2001     $199.17        $193.68         $165.59


 ------------------------------------------------------------------------------
                                 1996    1997    1998    1999    2000    2001
 ------------------------------------------------------------------------------
 Tribune Company                $100.00 $159.47 $170.82 $286.88 $222.21 $199.17
 ------------------------------------------------------------------------------
 S&P Newspaper Publishing Group  100.00  156.50  160.07  219.43  188.33  193.68
 ------------------------------------------------------------------------------
 S&P 500                         100.00  133.10  170.82  206.50  187.85  165.59
 ------------------------------------------------------------------------------

Based on $100 invested on December 31, 1996 in Tribune common stock, the Standard and Poor's Newspaper Publishing Group Index and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Shareholders may submit proposals appropriate for shareholder action at Tribune's annual meetings consistent with regulations of the Securities and Exchange Commission and Tribune's by-laws. Under SEC rules, in order to be considered for inclusion in the proxy statement for the 2003 annual meeting, shareholder proposals must be received by Tribune no later than November 29, 2002. Tribune's by-laws set forth additional requirements and procedures regarding the submission by shareholders of proposals for consideration at the annual meeting, including a requirement that such proposals be given to Tribune's corporate secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder proposal intended to be considered at the 2003 annual meeting must be received by Tribune's corporate secretary after the close of business on January 7, 2003 and prior to the close of business on February 6, 2003. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Senior Vice President, General Counsel and Secretary.

Tribune's by-laws provide that notice of proposed shareholder nominations for election of directors must be given to Tribune's corporate secretary not less than 90 days and not more than 120 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of Tribune common stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of Tribune if elected. The by-laws also provide for substitution of nominees by the nominating shareholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Governance and Compensation Committee of the Board the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

                                 OTHER MATTERS

As of the date of this proxy statement, the Board does not know if any matters will be presented to the meeting other than those described herein. If other matters properly come before the meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

Tribune will pay all expenses incurred in connection with the solicitation of proxies. Following the initial solicitation of proxies by mail, Tribune directors, officers and other employees may solicit proxies in person or by telephone, but without extra compensation. In addition, Tribune has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies at an estimated cost of approximately $12,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone or in person. Tribune will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Tribune stock.

Tribune's 2001 Annual Report, a report to shareholders that includes Tribune's Annual Report on Form 10-K for the fiscal year ended December 30, 2001 (without exhibits), is being distributed with this proxy statement, but neither the 2001 Annual Report nor the information contained in the Annual Report on Form 10-K is incorporated in this proxy statement and neither is part of the proxy soliciting material. Requests for additional copies of this proxy statement or the 2001 Annual Report (including the Annual Report on Form 10-K) can be made by contacting the Corporate Relations Department, Tribune Company, 6th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone 800/757-1694, or via Tribune's Web site (www.tribune.com).

By Order of the Board of Directors

Crane H. Kenney
Senior Vice President, General Counsel and Secretary

March 28, 2002

                                                                     Appendix A

                                TRIBUNE COMPANY
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               OPERATING CHARTER

The Board of Directors of Tribune Company has appointed an Audit Committee as provided in the Company's by-laws. The objectives, composition and responsibilities of the Audit Committee are as follows:

Objectives

The primary objective of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's internal controls and financial reporting practices. In addition, the Committee will maintain open lines of communication among the Board, management, internal auditors and the Company's independent accountants on these matters.

Composition

The Committee shall consist of not less than three directors, each of whom shall be "independent," as defined by The New York Stock Exchange. Each member shall be "financially literate" and at least one of the members shall have "accounting or related financial management expertise," as judged by the Board of Directors. Each year one of the members shall be appointed Chairperson of the Committee by the full Board of Directors.

Responsibilities

.. The Committee shall meet at least three times per year and hold special meetings as circumstances require. In addition, the Committee shall meet privately with the Company's internal auditors and independent accountants.

.. The Committee shall report its activities to the full Board of Directors on a regular basis.

.. The Committee shall recommend to the Board of Directors the appointment of independent accountants to audit the financial statements of the Company.

.. The Committee shall instruct the Company's independent accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, and that the Board and Audit Committee have the ultimate authority and responsibility to select, evaluate and replace the independent accountants, subject to ratification by the Company's shareholders.

.. The Committee shall obtain from the Company's independent accountants each year a formal written statement confirming their independence and delineating all relationships between the independent accountants and the Company. The Committee shall discuss with the independent accountants any disclosed relationships or services which may impact the independence and objectivity of the independent accountants. The Committee shall take, or recommend the full Board take, appropriate action to satisfy itself of the independence of the independent accountants.

.. The Committee shall monitor the policies of the Company with respect to the use of the independent accountants to perform non-auditing services.

.. The Committee shall review annually the audit plan of the Company's independent accountants and internal auditors.

.. The Committee shall review the effectiveness of the internal and external audit efforts through regular meetings with each respective group.

.. The Committee shall monitor the adequacy of the Company's internal controls by reviewing audit recommendations and management's responses and actions to correct identified deficiencies.

.. The Committee shall review the Company's programs to monitor compliance with its Code of Business Conduct and with laws and regulations.

.. The Committee shall review the Company's annual financial statements and discuss with the Company's management and independent accountants the quality of the Company's accounting principles, significant judgments affecting the financial statements and the clarity of the financial disclosures.

.. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

.. The Committee shall identify and direct special projects, hold special meetings or perform any other actions it believes are necessary in order to perform its oversight function.

.. The Committee shall review and reassess the adequacy of this charter annually and shall recommend any proposed substantive change to the Board of Directors for approval.

TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
Proxy For Annual Meeting of Shareholders to be Held May 7, 2002

Crane H. Kenney and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 7, 2002, or at any adjournment thereof, as specified on the reverse side of this proxy card with respect to:

1. the election of directors--the nominees are Jack Fuller, Roger Goodan, Enrique Hernandez, Jr., Patrick G. Ryan and Dudley S. Taft--to serve until the 2005 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants;

3. reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan; and

4. with discretionary power in the transaction of such other business as may properly come before the meeting.

To vote by telephone or on the internet, please see the reverse side of this proxy card. To vote by mail, please complete, sign and date this proxy card on the reverse side and mail promptly in the enclosed envelope. Tribune's Board of Directors recommends a vote FOR the election of the nominees listed and FOR proposals 2 and 3. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of Tribune's Board of Directors.

                           /\ FOLD AND DETACH HERE /\




TRIBUNE

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

[X] Please mark your votes as in this example.                         | 3074
                                                                       --------
    This proxy is solicited on behalf of the Board of Directors.


--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1,2 and 3.
--------------------------------------------------------------------------------

                                       FOR              WITHHELD
1. Election of Directors               [_]                [_]

   01 Jack Fuller
   02 Roger Goodan
   03 Enrique Hernandez, Jr.
   04 Patrick G. Ryan
   05 Dudley S. Taft

For, except vote withheld from the following nominee(s):


-------------------------------------------------------

                                                      FOR     AGAINST    ABSTAIN
2. Ratification of independent public accountants.    [_]       [_]        [_]


3. Reapproval of the performance criteria             FOR     AGAINST    ABSTAIN
   under the Tribune Company 1997 Incentive           [_]       [_]        [_]
   Compensation Plan.

4. With discretionary power in the transaction of such other business as may properly come before the meeting.

--------------------------------------------------------------------------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, etc., please give full title.


-----------------------------------------

-----------------------------------------
SIGNATURE(S)                     DATE


     . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL .


                                    TRIBUNE

Dear Shareholder:

We encourage you to vote your shares electronically either by telephone or on the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or on the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

   To Vote by Telephone:
   ---------------------
   Using a touch-tone phone call toll-free:      1-877-PRX-VOTE (1-877-779-8683)

   To Vote on the Internet:
   ------------------------
   Log on to the Internet and go to the website: http://www.eproxyvote.com/trb
   Note: If you vote on the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES.
                            YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or on the Internet.

TRIBUNE COMPANY                                          VOTING INSTRUCTION CARD
================================================================================
For Annual Meeting of Shareholders to be Held May 7, 2002

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan, Fidelity Management Trust Company, as Trustee for the Times Mirror Employee Stock Ownership Plan and the Times Mirror Savings Plus Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune Company Savings Incentive Plan and similar 401(k) plans available to employees in certain Tribune business units, and Computershare Trust Company, Inc., as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Shareholders to be held on May 7, 2002, or at any adjournment thereof, as specified on the reverse side of this voting instruction card with respect to:

1. the election of directors--the nominees are Jack Fuller, Roger Goodan, Enrique Hernandez, Jr., Patrick G. Ryan and Dudley S. Taft--to serve until the 2005 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants;

3. reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan; and


4. with discretionary power in the transaction of such other business as may properly come before the meeting, if permitted by the terms of the relevant plan.

To vote by telephone or on the Internet, please see the reverse side of this voting instruction card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's Board of Directors recommends a vote FOR the election of the nominees listed and FOR proposals 2 and 3. The trustees and nominee shall vote as specified, but if no choice is specified you will be deemed to have instructed the trustees and nominee to vote in accordance with the recommendations of the Board of Directors.


                            . FOLD AND DETACH HERE .


TRIBUNE


Dear Benefit Plan Participant:

You own Tribune stock as a participant in the Tribune Company Employee Stock Ownership Plan, the Tribune Company Savings Incentive Plan, the Tribune Company Employee Stock Purchase Plan, the Times Mirror Employee Stock Ownership Plan, the Times Mirror Savings Plus Plan or a 401(k) plan available to employees in your business unit. One of the privileges of stock ownership is the right to vote at the annual meeting. This year you may vote on the election of directors, the ratification of independent public accountants and the reapproval of the performance criteria under the Tribune Company 1997 Incentive Compensation Plan. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

You may indicate your vote by completing the perforated voting instruction card that appears directly above and returning it to EquiServe Trust Company, N.A. in the enclosed envelope. Alternatively, you may follow the telephonic or Internet voting procedures set forth on the reverse side of this voting instruction card. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Your vote is confidential and will be seen only by EquiServe, as tabulating agent for the plan trustees and nominee.


Sincerely


John W. Madigan

[X] Please mark your votes as in this example.                         | 5745
                                                                       --------

    This voting instruction card is solicited on behalf of the Board of Directors.


--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------

                                       FOR              WITHHELD
1. Election of Directors               [_]                [_]

   01 Jack Fuller
   02 Roger Goodan
   03 Enrique Hernandez, Jr.
   04 Patrick G. Ryan
   05 Dudley S. Taft

For, except vote withheld from the following nominee(s):


-------------------------------------------------------

                                                      FOR     AGAINST    ABSTAIN
2. Ratification of independent public accountants.    [_]       [_]        [_]

3. Reapproval of the performance criteria
   under the Tribune Company 1997                     FOR     AGAINST    ABSTAIN
   Incentive Compensation Plan.                       [_]       [_]        [_]

4. With discretionary power in the transaction of such other business as may properly come before the meeting, if permitted by the terms of the plan.

--------------------------------------------------------------------------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, etc., please give full title.


-----------------------------------------

-----------------------------------------
SIGNATURE(S)                     DATE


               . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR .
                    COMPLETED VOTING INSTRUCTION CARD BY MAIL


                                    TRIBUNE

Dear Benefit Plan Participant:

We encourage you to vote your shares electronically either by telephone or on the Internet. This will eliminate the need to return your voting instruction card. You will need your voting instruction card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or on the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

   To Vote by Telephone:
   ---------------------
   Using a touch-tone phone call toll-free:      1-877-PRX-VOTE (1-877-779-8683)

   To Vote on the Internet:
   ------------------------
   Log on to the Internet and go to the website: http://www.eproxyvote.com/trb
   Note: If you vote on the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES.
                            YOUR VOTE IS IMPORTANT!

Do Not Return this Voting Instruction Card if you are Voting by Telephone or on the Internet.